UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2018

GENEREX BIOTECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

10102 USA Today Way, Miramar, Florida	33025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01. Entry into a Material Definitive Agreement

Item 2.03, Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Debt Financing

On October 26, 2018, Generex entered into a Securities Purchase Agreement with an investor pursuant to which the Company agreed to sell and sold its Note Due October 26, 2019 (“Note”) in the principal amount of $682,000. The purchase price of the Note was $550,000 from which Generex was required to pay the $15,000 fee of the investor’s counsel. The remaining $122,000 of principal amount represents original issue discount. The Note does not bear any stated interest in addition to the original issue discount.

Joseph Moscato, the Company’s President & Chief Executive Officer, has guaranteed the Company’s obligations under the Note. In addition, Mr. Moscato has pledged as collateral for the guaranty 391 shares of the Company’s Series I Convertible Preferred Stock owned by him. Under the terms of the pledge, however, upon conversion of the preferred stock, the investor will be entitled only to the 156,400 shares of common stock into which the preferred shares are currently convertible, and any additional shares issuable due to the effect of the Company’s contemplated stock dividend on the conversion rate of the preferred stock will not be subject to the pledge.

The Company will become obligated to repay the Note prior to maturity if the Company’s common stock is not listed for trading on a NASDAQ market on or before ninety (90) days after the date of the Note. Company will become obligated to repay the Note prior to maturity upon the occurrence of certain other triggering events, including, breach of the covenants under the Note or Securities Purchase Agreement, breach of certain other contractual obligations, and the occurrence of a change in control of the Company.

If any of these events occur, or if the Company does not pay the principal amount when due, interest will accrue at the rate of 24% per annum on outstanding balance under the Note until paid in full. Late fees will apply on all amounts not paid within five trading days of the payment date.

The Company is obligated to cause any shares delivered upon the investor’s exercise of Mr. Moscato’s pledge to be delivered without restrictive legend if legally permissible, and to take certain actions to cause the shares to be issued without restrictive legends. The Company is subject to specified damages in the event it breaches these requirements.

The Note and the shares of common stock underlying the Note, were offered privately pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933.

The foregoing description of the terms of the Note and the Securities Purchase Agreement, and Mr. Moscato’s pledge of stock, are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 4.1, 4.2 and 4.3 respectively, and incorporated herein by reference. A copy of the press release announcing the private placement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: October 26, 2018	/s/ Joseph Moscato
Joseph Moscato
President and CEO

3

Exhibit Index

Exhibit No.	Description
4.1	Form of Securities Purchase Agreement, dated October 26, 2018, by and among Generex Biotechnology Corporation and the purchaser(s) listed on the signature pages thereto
4.2	Form of Convertible Note Due October 26, 2019
10.1	Form of Stock Pledge Agreement between Joseph Moscato and Alpha Capital Anstalt dated October 26, 2018.

4